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                                     EXHIBIT 23.2





     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-88704 on Form S-8 and Registration Statement No. 33-30557 on Form S-3 of TriCo Bancshares of our report related to Country National Bank dated January 28, 1994 appearing in the Annual Report on Form 10-K of TriCo Bancshares for the year ended December 31, 1995.


     /s/ Deloitte & Touche LLP

     Sacramento, California
     March 7, 1996